Exhibit 10.47

Licensing Agreement

Hongcheng Technology Development Co., Ltd

Licensing Agreement

Signed at: Dalian

Party A: Dalian Dongcai Technology Development Co., Ltd

Address: No. 217, Jianshan Street, Shahekou District, Dalian

Tel: 0411-4710817

Fax: 0411-4710817

Party B: Hongcheng Technology Development Co., Ltd

Address: Fl.12, Capital Times Square, No. 88, West Chang’an Street, Beijing

Tel: 010-83915888

Fax: 010-83913165

The following agreement on the licensed right to use the relevant technological product provided by Party B to Party A was entered into by the two parties upon friendly negotiation on the basis of reciprocity and mutual benefit:

I.	Party B will provide Party A with the licensed right to use their technological product with the independent intellectual property rights and re-license right agreed to in this agreement.

II.	Product and service

1.	Product name (hereinafter the “Product”): Hongcheng Online Education Management System

2.	Product function description:

•	Educational administration

•	Teaching process management

•	Teaching quality assessment

III.	Period of licensed use and range of use:

1.	The period for the right to use the Product under this agreement (including the updated Product) granted by Party B to Party A is: 20 years, starting from the effective date of this agreement.

2.	The range of the rights of Party A in regards to the Product (including the updated Product) under this agreement are: the Product will be used by Party A to provide technical service for the Online Education College of Dongbei University of Finance and Economics. Party A is entitled to customize and update the Product under this agreement, and license the customized and updated Product to the Online Education College of Dongbei University of Finance and Economics to use in its online education.

IV.	Method of calculation and payment of license fee

A.	Calculation of license fee

Party B will receive the license fee of RMB 600,000 from Party A in one installment.

B.	Payment mode

The license fee should be fully paid within 10 days of the signing of this agreement.

V.	Confidentiality

A.	Confidential information is business information and strategies in connection with the present and future development of Party A and Party B, including but not limited to: information of business strategy, technological development, direction of business and development, and clients’ list of the two parties. It excludes information that was made public prior to the signing of this agreement;

B.	The two parties should keep confidential information that has already been or may be acquired before or after the signing of this agreement confidential at any time before or after the termination of this agreement. No party may disclose such information to a third party without the prior consent of the other party;

C.	Both parties should ensure that their employees abide by the duty of confidentiality;

D.	If any confidential information is disclosed, published, or made known to a third party due to the intention, fault, or other reason of any party, the loss arising therein should be assumed by the this party. The suffering party will reserve the right to ascertain the legal liability of the other party.

E.	The termination or invalidation of this agreement due to any reason will not affect the force of this provision.

VI.	Intellectual property rights

A.	The intellectual property rights (including but not limited to: copyrights, patents, proprietary technology, etc.) of the products provided by Party B to Party A according to this agreement, including the platform or proprietary technology and software in other forms, will belong to Party B and will be used for the purpose of this agreement. Party B permits Party A to use the products within the range and manner provided in this agreement. Party B’s prior permission in writing is necessary if Party A is to use the products for other purposes beyond the range provided in this agreement.

B.	The intellectual property rights of Party A based on the customization and update of the products under this agreement (including but not limited to: copyrights, patents, proprietary technology, etc.) belong to Party A.

C.	The termination or invalidation of this agreement due to any reason will not affect the force of Article 8 of this agreement.

VII.	Transfer of rights and obligations

Without the written consent of the other party, no party may transfer or shift the rights and obligations under this agreement to a third party. Where one party violates this provision, the other party is entitled to unilaterally terminate this agreement and reserve the right to ascertain legal liability.

VIII.	Breach of the agreement and dispute settlement:

A.	During the enforcement of this agreement, if any party violates any article of this agreement, the other party may issue written notice to the defaulting party at any time, and the defaulting party may reply in writing within 15 days and adopt remedial measures. If the defaulting party does not reply or adopt remedial measures within 15 days after the notice is issued, the non-defaulting party may terminate the execution of this agreement and seek compensation for damages in conformity with this agreement and the law.

B.	The disputes arising from and in connection with the execution of this agreement should be settled in line with the principle of friendly negotiation; if the parties involved fail to reach a consensus through negotiation, any party is entitled to bring a lawsuit to the local court of the defendant. During the dispute settlement process, this agreement, excepting the part under negotiation or lawsuit, should continue to be executed.

IX.	Force majeure

Force majeure refers to unforeseen, objective events, unavoidable and insurmountable by any party, including but not limited to: government behavior, natural force, fire, explosion, geographical change, windstorm, flood, earthquake, ocean tide, lightning, or war. The party affected by “force majeure” should inform the other party of the accident, and submit the certificate issued by the competent authority to the other party for confirmation. The two parties should negotiate the further execution of this agreement according to the influence of the accident of “force majeure”.

X.	Miscellaneous

A.

Matters not covered in the agreement should be performed in accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations. The two parties may sign a supplementary agreement, which is of equal effect with this agreement, or sign a further cooperation agreement on the items agreed to in this agreement, which will not affect the articles on which the two parties have reached a consensus. The rights and obligations in this agreement should be fully reflected in the new agreement, and should continue to be fulfilled.

B.	The appendixes are an inseparable part of this agreement, and are of equal authenticity: the bidding document and additional documents are the appendixes to this agreement. Where there are differences with this agreement, this agreement will prevail.

C.	This agreement has four original copies, each involved party holding two copies hereof, all of which will be effective as of the date of signature and seal of both parties, and are of equal authenticity.

Party A: Dalian Dongcai Technology Development Co., Ltd (Seal)

By:	/s/ Yang Qing
Name:	Yang Qing
Date:	September 18, 2003

Party B: Hongcheng Technology Development Co., Ltd (Seal)

By:	/s/ Huang Bo
Name:	Huang Bo
Date:	September 18, 2003

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